                                                                     EXHIBIT 8.2

                      TAX OPINION OF REGISTRANT'S COUNSEL

                                                                     May 8, 2001

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

   We have acted as counsel to The Interpublic Group of Companies, Inc., a Delaware corporation ("Parent") in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of March 18, 2001 (the "Agreement") by and among True North Communications Inc., a Delaware corporation (the "Company"), Veritas Acquisition Corp., a Delaware corporation ("Sub") and Parent (such transactions, the "Merger"). At your request, in connection with the filing of a registration statement on Form S-4, as amended through the date hereof, with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion with regard to certain United States federal income tax consequences of the Merger. All capitalized items used but not defined herein shall have the same meanings as in the Agreement.

   In arriving at the opinion expressed below, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals, or copies certified or otherwise identified to our satisfaction, of: the Agreement, the Registration Statement and the proxy statement/prospectus included therein (together, the "Proxy Statement"), certificates and representations of officers and representatives of Parent and the Company and such other persons as we have deemed necessary or appropriate, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

   Without limiting the generality of the foregoing, in arriving at the opinion expressed below, we have also examined and relied, without independent verification of the statements contained therein, on letters from each of Parent and the Company regarding certain tax matters, and we have assumed the accuracy of the representations and statements made in each of the foregoing.

   In arriving at the opinion expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have further assumed that the transactions will be consummated and the parties will act in accordance with these documents.

   The opinion expressed below is based on the Internal Revenue Code of 1986, as amended, (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion herein other than as to the federal income tax laws of the United States.

   Based on and subject to the foregoing, it is our opinion that, for U.S. federal income tax purposes:

     (a) The Merger will constitute a reorganization within the meaning of section 368(a) of the Code; and

     (b) The shareholders of the Company will recognize no gain or loss upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

   We hereby consent to the use of our name and the making of statements with respect to us in the Proxy Statement under the heading "THE MERGER--Material U.S. Federal Income Tax Consequences of the Merger." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                             /s/ Sheldon H. Alster
                                          By: _________________________________
                                             Sheldon H. Alster,
                                             a Partner